UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2019

AutoWeb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Ashley Drive, Suite 300
Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)

(949) 225-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2019, AutoWeb, Inc., a Delaware corporation (“AutoWeb” or “Company”), entered in a First Amendment to Revolving Credit and Security Agreement (“Credit Agreement First Amendment”) with PNC Bank, National Association, as Agent (“PNC”), and the Company’s U.S. subsidiaries, amending the Company’s existing Revolving Credit and Security Agreement with PNC that was initially entered into as of April 30, 2019 (“Credit Agreement”). The Credit Agreement First Amendment provides for: (i) an amended financial covenant related to the Company’s minimum required EBITDA (as defined in the Credit Agreement) for the quarter ended September 30, 2019 and for the later periods set forth in the Credit Agreement First Amendment; and (ii) a new financial covenant requiring the Company to maintain at least a 1.20 to 1.00 Fixed Charge Coverage Ratio (as defined in the Credit Agreement First Amendment) for the periods set forth in the Credit Agreement First Amendment. Additionally, the Credit Agreement First Amendment provides the Company with the right to cure defaults of the foregoing covenants in the future through the application of the proceeds from the sale of new equity interests in the Company, subject to the conditions set forth in the Credit Agreement First Amendment.

The foregoing description of the Credit Agreement First Amendment is not complete and is qualified in its entirety by reference to the Credit Agreement First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2019, the Company and Mr. Wesley Ozima, the Company’s Senior Vice President, Controller, agreed that his employment with the Company will terminate without cause effective November 29, 2019 (“Termination Date”). Mr. Ozima will remain employed at the Company and provide transition services until the Termination Date. In connection with the termination of Mr. Ozima’s employment, Mr. Ozima will be entitled to the severance benefits provided for in his existing (i) severance benefits agreement, conditioned upon Mr. Ozima’s execution and delivery to AutoWeb, without revocation, of a separation agreement and release; and (ii) equity-based compensation award agreements.

Effective October 28, 2019, Mr. Ozima is no longer designated as the Company’s principal accounting officer. Concurrently, Mr. Joseph P. Hannan, age 48, the Company’s Executive Vice President, Chief Financial Officer, assumed the duties and responsibilities of principal accounting officer. Mr. Hannan joined AutoWeb as Executive Vice President, Chief Financial Officer in December 2018. Prior to joining AutoWeb, Mr. Hannan served as the Chief Financial Officer of Social Reality, Inc. (October 2016 to December 2018). Mr. Hannan was employed by Cumulus Media, Inc. (NASDAQ: CMLS), serving as Senior Vice President, Treasurer and Chief Financial Officer (March 2010 to June 2016), as Interim Chief Financial Officer (July 2009 to March 2010) and Vice President and Controller (April 2008 to July 2009). He also served concurrently as Chief Financial Officer of Modern Luxury Media, an affiliate of Cumulus Media, Inc., from August 2010 to June 2016. From May 2006 to July 2007, Mr. Hannan served as Vice President and Chief Financial Officer of the radio division of Lincoln National Corporation (NYSE: LNC), and from March 1995 to November 2005, he served in a number of executive positions including Chief Operating Officer and Chief Financial Officer of Lambert Television, Inc., a privately held television broadcasting, production and syndication company. Mr. Hannan has served as a director on a number of company boards, and is currently Chairman of Barefoot Luxury, Inc., an international hospitality company based in Atlanta, Georgia. He previously served as a director of Regent Communications, Inc., International Media Group, and iBlast, Inc. Mr. Hannan received his Bachelor of Science degree from the Marshall School of Business at the University of Southern California.

Item 9.01	Financial Statements and Exhibits.

(d)
Exhibits

10.1
First Amendment to Revolving Credit and Security Agreement by and among PNC Bank, National Association, as Agent, the Lenders Party thereto, and AutoWeb, Inc., as Borrower, and Car.com, Inc., Autobytel, Inc., and AW GUA USA, Inc., as Guarantors, dated October 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 30, 2019
AUTOWEB, INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal Officer and Secretary